WFMBS 01-18
                              30YR FIXED COLLATERAL
                                 SUBORDINATE MBS

Collateral Type:                                30yr JumboFixed Rate

Mortgage Loan Originator:                       Wells Fargo Mortgage

Pass-Through Coupon:                            6.75%

Approx. Gross WAC:                              7.454%

Deal Principal Balance:                         $650,242,573

Average Loan Balance:                           $460,477 Approx.

WAM:                                            357.5

WA LTV:                                         69.49% Approx.

Full Doc:                                       89.49% Approx.

Cash-Out Refi.:                                 21.68% Approx.

Single Family (including PUDS)                  95.34% Approx.

Geographic:                                     39.32% CA


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
Rating/Subordination:                           AAA/       3.10%        S&P / Fitch       Approx  Bal.
*AAA S&P & FTC                                  AA/        1.50%          Fitch           $10,404,000
*Fitch  to rate subs.                           A/         0.90%          Fitch           $ 3,901,000
                                                BBB/       0.55%          Fitch           $ 2,276,000
                                                BB/        0.35%          Fitch           $ 1,301,000
                                                B/         0.20%          Fitch           $   975,000
                                                NR/        0.00%                          $ 1,301,005
Settlement:                                     Aug. 31th, 2001
Whole Loan Desk: Brian Delany 449-5320




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The information herein has been provided solely by Merrill Lynch, Pierce, Fenner
& Smith Incorporated ("Merrill Lynch"). Neither Merrill Lynch, the Issuer of the securities nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.


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